                                                                    Exhibit 99.1
 AURORA
FOODS INC.
================================================================================
                                                                            NEWS


                                           Contact:  Thomas C. Franco
                                                     Broadgate Consultants, Inc.
                                                     (212) 232-2222

                                                     Mark Kollar
                                                     Broadgate Consultants, Inc.
                                                     (212) 232-2222

For Immediate Release
=====================

                        Aurora Foods Statement Regarding
               Grand Jury Indictment of Former Senior Executives

                        ------------------------------

ST. LOUIS, January 23, 2001 -- Aurora Foods Inc. (NYSE: AOR) today released the following statement:

     "The Company appreciates the professional, diligent, and expeditious manner in which the U.S. Attorney for the Southern District of New York and the U.S. Securities and Exchange Commission have conducted their respective investigations of the former senior executives of Aurora. With the government investigations now completed, the Company, under new leadership, can now fully focus on capturing opportunities to enhance Aurora's operating and financial performance.

     "Throughout the government's investigation, Aurora's current Board of Directors and new management team provided the highest level of cooperation. Last February, the Company commenced a vigorous internal investigation of the alleged criminal conduct of the former senior executives against whom criminal and civil charges were filed today. The Company immediately brought the alleged criminal conduct to the attention of the SEC and has provided ongoing assistance to the SEC and to the U.S. Attorney, including complete disclosure of the results of the Company's internal investigation, even prior to completion.

                                   --more--

     "It is important to emphasize that the U.S. Attorney did not bring any charges against the Company itself. The U.S. Attorney's Office specifically acknowledged Aurora's immediate disclosure of the accounting improprieties to the government, its termination of all individuals responsible for the wrongdoing, its complete cooperation with law enforcement authorities in the investigation of this matter, and its implementation of a comprehensive compliance program.

     "In a cooperation agreement with the U.S. Attorney, the Company confirmed that it would continue to implement an extensive compliance program, which will include an internal audit function, a corporate code of conduct, a comprehensive policies and procedures manual, employee training and education on policies and procedures and adequate disciplinary mechanisms for violations of policies and procedures.

     "In addition, in connection with the civil action by the SEC concerning the accounting irregularities at Aurora in 1998 and 1999, the Company has consented to the entry of an order requiring compliance with requirements for accurate and timely reporting of quarterly and annual financial results, and the maintenance of adequate internal control procedures. Aurora did not either admit or deny any wrongdoing, and the SEC did not seek any monetary penalty. The Company also committed to continue to cooperate with the SEC in connection with its actions against certain former members of management and former employees."

     ABOUT AURORA FOODS

     Aurora Foods Inc., which is based in St. Louis, is a leading producer and marketer of premium branded food products. In February 2000, the Company moved its headquarters to St. Louis from San Francisco. For more information, visit the Company's Web site, www.aurorafoods.com.

                                   --more--

     SAFE HARBOR LANGUAGE

     Statements made here that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Act of 1996. The forward-looking statements include, without limitation, estimates of results of operations and future earnings. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. These factors include, among others: general economic and business conditions, competition, changing consumer preferences based on nutrition, health and other concerns, the availability and cost of raw materials used in the Company's products, changes in business strategy and environmental and other governmental regulation. These risks and uncertainties, as well as others related to the Company, are set forth in greater detail in the Company's Annual Reports on Form 10-K and Quarterly Reports on Forms 10-Q filed with the Securities and Exchange Commission.

                                    # # #